Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Equity Funds:

We consent to the use of our reports dated March 16, 1998 for the Smith Barney Large Cap Blend Fund and
Concert Social Awareness Fund of the Smith Barney
Equity Funds incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectuses and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
May 28, 1998